As filed with the Securities and Exchange Commission on May 5, 2022

Registration No. 333-264643

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	41-2230745
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1300 Post Oak Boulevard, 8th Floor
Houston, TX	77056
(Address of principal executive offices)	(Zip code)

Main Street Capital Corporation 2022 Equity and Incentive Plan

Main Street Capital Corporation 2022 Non-Employee Director Restricted Stock Plan
(Full title of the plan)

Dwayne L. Hyzak

Chief Executive Officer

Main Street Capital Corporation

1300 Post Oak Boulevard, 8th Floor

Houston, TX 77056

(713) 350-6000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻	Non-accelerated filer ◻	Smaller reporting company ◻ Emerging growth company ◻

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (File No. 333-264643), initially filed with the U.S. Securities and Exchange Commission on May 3, 2022 (the “Original Filing”) is being filed solely for the purpose of correcting certain exhibits previously filed with the Original Filing. Accordingly, this Amendment consists only of a facing page, this explanatory statement and “Part II, Item 8. Exhibits” of Form S-8. Updated versions of the exhibits referred to above have been filed as an exhibit to this Amendment.

Except as described above, this Registration Statement does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit
No.		Description

4.1	—

Articles of Amendment and Restatement of Main Street Capital Corporation (incorporated by reference to Exhibit (a) to Main Street Capital Corporation’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 filed on August 15, 2007 (Reg. No. 333-142879))

4.2	—

Amended and Restated Bylaws of Main Street Capital Corporation (incorporated by reference to Exhibit 3.1 to Main Street Capital Corporation’s Current Report on Form 8-K filed on March 6, 2013 (File No. 1-33723))

4.3	—

Form of Common Stock Certificate (incorporated by reference to Exhibit (d) to Main Street Capital Corporation’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 filed on August 15, 2007 (Reg. No. 333-142879))

**4.4	—	Main Street Capital Corporation 2022 Equity and Incentive Plan

**4.5	—	Main Street Capital Corporation 2022 Non-Employee Director Restricted Stock Plan

**4.6	—	Form of Restricted Stock Agreement — Main Street Capital Corporation 2022 Equity and Incentive Plan

**4.7	—	Form of Restricted Stock Agreement — Main Street Capital Corporation 2022 Non-Employee Director Restricted Stock Plan

**5.1	—	Opinion of Dechert LLP as to the validity of the securities being registered

*23.1	—	Consent of Grant Thornton LLP

**23.2	—	Consent of Dechert LLP (included in Exhibit 5.1)

**24.1	—	Power of Attorney (set forth in the signature page contained in Part II of the Original Filing)

**107		Filing Fee Exhibit

*                 Filed herewith.

**	Previously filed as an exhibit to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 5, 2022.

MAIN STREET CAPITAL CORPORATION
By:	/s/ Dwayne L. Hyzak Dwayne L. Hyzak Chief Executive Officer

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities indicated on May 5, 2022.

Signature	Title	Date
/s/ Dwayne L. Hyzak Dwayne L. Hyzak	Chief Executive Officer and Director (principal executive officer)	May 5, 2022
/s/ Jesse E. Morris Jesse E. Morris	Chief Financial Officer, Chief Operating Officer and Treasurer (principal financial officer)	May 5, 2022
/s/ Lance A. Parker Lance A. Parker	Vice President and Chief Accounting Officer (principal accounting officer)	May 5, 2022
/s/ Vincent D. Foster* Vincent D. Foster	Chairman of the Board	May 5, 2022
/s/ J. Kevin Griffin* J. Kevin Griffin	Director	May 5, 2022
/s/ John E. Jackson* John E. Jackson	Director	May 5, 2022
/s/ Brian E. Lane* Brian E. Lane	Director	May 5, 2022
/s/ Kay Matthews* Kay Matthews	Director	May 5, 2022
/s/ Dunia A. Shive* Dunia A. Shive	Director	May 5, 2022
/s/ Stephen B. Solcher* Stephen B. Solcher	Director	May 5, 2022

*  Signed by Dwayne L. Hyzak pursuant to a power of attorney signed by each individual and filed with this registration statement on May 3, 2022.